Exhibit 99.1

Audience, Inc.

GAAP to Non-GAAP net income (loss) reconciliation

(in thousands)

(unaudited)

	Three months ended March 31,
	2014	2013
GAAP net income (loss)	$(7,337)	$4,645
Stock-based compensation	1,576	1,317
Non-cash rent expense	—	248
Tax adjustments	2,340	—

Non-GAAP net income (loss)	$(3,421)	$6,210

Audience, Inc.

Unaudited computation of GAAP earnings per share

(in thousands, except for per share amounts)

(unaudited)

	Three months ended March 31,
	2014	2013
Computation of GAAP net income (loss) per share:
Net income (loss) – basic and diluted	$(7,337)	$4,645

Weighted average shares used in computing net income (loss) per share:
Basic	22,221	20,961

Diluted	22,221	23,324

Net income (loss) per share:
Basic	$(0.33)	$0.22

Diluted	$(0.33)	$0.20

Audience, Inc.

Reconciliation of GAAP to non-GAAP diluted earnings per share

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2014	2013
GAAP net income (loss) – basic and diluted	$(7,337)	4,645
Non-GAAP adjustments:
Stock-based compensation	1,576	1,317
Non-cash rent expense	—	248
Tax adjustments	2,340	—

Non-GAAP net income (loss) - diluted	$(3,421)	$6,210

GAAP - diluted weighted average shares	22,221	23,324

Non-GAAP - diluted weighted average shares	22,221	23,324

GAAP - diluted net income (loss) per share	$(0.33)	$0.20
Non-GAAP adjustments:
Stock-based compensation	0.07	0.06
Non-cash rent expense	—	0.01
Tax adjustments	0.11	—

Non-GAAP - diluted net income (loss) per share	$(0.15)	$0.27